UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

December 21, 2005
Date of Report (Date of earliest event reported)

PXRE GROUP LTD.

(Exact name of registrant as specified in its charter)

Bermuda	1-15259	98-0214719
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

PXRE House 110 Pitts Bay Road Pembroke HM 08 Bermuda (Address, including zip code, of principal executive offices)	P.O. Box HM 1282 Hamilton HM FX Bermuda (Mailing address)

(441) 296-5858
(Registrant's telephone number, including area code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On December 21, 2005, PXRE Reinsurance Ltd. (“PXRE Bermuda”), the principal operating subsidiary of PXRE Group Ltd., entered into a Reinsurance Agreement (the “Reinsurance Agreement”), dated as of December 21, 2005, by and between PXRE Bermuda , as cedent, and Atlantic and Western Re II Limited, a Cayman Islands reinsurance company (“A&W Re II”), as reinsurer. The Reinsurance Agreement provides two tranches of protection to PXRE for the risk that a second significant catastrophe loss arising from a hurricane in the Eastern and Gulf coasts of the United States, a windstorm in northern Europe or earthquake in California occurs following the occurrence of a first significant hurricane, windstorm or earthquake loss. The first tranche provides $125 million of protection from January 1, 2006 through December 31, 2006. The second tranche provides $125 million of protection from January 1, 2006 through December 31, 2008.

The coverage is based on a modeled loss trigger. PXRE created a series of notional portfolios of reinsurance contracts designed to closely mimic the exposures in PXRE's assumed reinsurance portfolio. Upon the occurrence of a hurricane, windstorm or earthquake in the covered territories, the parameters of the catastrophe event are determined and modeled against the notional portfolios. If the modeled loss to the notional portfolio exceeds the attachment point for the peril at issue, then the coverage is activated. Upon the occurrence of a second catastrophe event in the covered territories during that calendar year, the parameters of the catastrophe event are determined and modeled against the notional portfolios. If the modeled loss to the notional portfolio for the second event exceeds the attachment point for the peril at issue, then PXRE will make a recovery under the agreement.

On December 21, 2005, A&W Re II financed the coverage through the issuance of $250 million in catastrophe bonds pursuant to Rule 144A under the Securities Act of 1933. The bonds have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The foregoing description of the Reinsurance Agreement does not purport to be complete and is qualified in its entirety by reference to the Reinsurance Agreement, which is filed as Exhibit 99.1 hereto, and is incorporated into this report by reference.

Item 7.01. Regulation FD Disclosure

On December 21, 2005, PXRE Group Ltd. (“PXRE”) issued a press release concerning a reinsurance agreement between its principal operating subsidiary, PXRE Reinsurance Ltd. and Atlantic & Western Re II Limited. A copy of the press release is attached as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

99.1	Reinsurance Agreement, dated as of December 21, 2005, by and between PXRE Reinsurance Ltd., as cedent, and Atlantic and Western Re II Limited, as reinsurer.

99.2	Press Release dated as of December 21, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PXRE Group Ltd. (Registrant)

By: /s/ Robert P. Myron
Name: Robert P. Myron
Title: Senior Vice President & Treasurer

Date: December 21, 2005